                  CERTIFICATE OF INCORPORATION WITH RESPECT TO
                  Attiki Gas Supply Company SA ("the Company")

The  undersigned,  Elaine  Hackett,  Solicitor  of England and Wales,  acting on behalf of Cinergy Corp., declares that the following information relating to the
Company is true and accurate:

1.   The Company is a private company with limited liability  (Societe Anonyme), organised  under the laws of  Greece,  having  its  registered  office at 2
     Orfeos and Persefonis Street, 118 54 Athens,  Greece and having its offices at the same  place,  and  being  registered  in the  Registry  of  Societes
     Anonymes Companies in Athens, under number 49927/01/B/01/564.

2.   According to the  registration of the  aforementioned  Chamber of Commerce, the  Articles of  Association  of the Company  were  amended  effective  11
     February 2002. The Articles of Association have not been amended since.

3.   According to the Articles of  Association of the Company the objects of the
     Company are:

          (a)  to buy in bulk natural gas from any supplier;
          (b)  to supply and sell  natural gas to consumers  located  within the geographical area of Attiki, through a gas distribution system;
          (c)  to  carry  on all  business  or  activities  connected  with  the
               programming,   studying,   design,   construction,   maintenance,
               operation,  management  and  development  of a  gas  distribution system within the geographical area of Attiki;
          (d)  to carry on all business  connected with the study,  design,  and
               installation  of  the  necessary   equipment  at  the  consumers'
               premises  required for their connection with the gas distribution system;
          (e)  to market natural gas operated household appliances;
          (f)  to carry on any  other  activity  which  the  Board of  Directors considers to be or may be beneficial for the Company.

4.   According to the  registration of the  aforementioned  Chamber of Commerce, the directors of the Company are:

     -    Mr John  Bryant,  of British  nationality,  residing  at 105 Home Park
          Road, Wimbledon SW19 7HT, United Kingdom;
     -    Mr  Gerassimos  Antonios  Petros  Michael   Contomichalos,   of  Greek
          nationality, residing at Solonos Street, Attikis 54, Athens, Greece;
     -    Mrs  Eleni  Vassiliadou,  of  Cypriot  nationality,  residing  at  86A
          Randolph Avenue, Maida Vale, London W9 1BG, United Kingdom;
     -    Mr Christos Fyrogenis, of Greek nationality, residing at 8 Apostolidou
          Street, Ekali Attikis, Greece;
     -    Mr Aristidis Vakirlis,  of Greek nationality,  residing at 21 Redestou
          Street, N Smirni Attikis, Greece;
     -    Mr  Theodoros  Terzopoulos,  of  Greek  nationality,  residing  at  13
          Menekratours Street, N Smirni Attikis, Greece;
     -    Mr  Georgios  Mastorakos,  of Greek  nationality,  residing  at Agelon
          Street, N Iraklio Attikis, Greece;

Signed in London, England on 9 April 2002